Exhibit 21

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	1521787 Ontario Inc. [1]	Ontario
3.	Airfoil Technologies International-Ohio, Inc.	Delaware
4.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
5.	Arrow Internacional de Mexico S.A. de C.V.	Mexico
6.	Arrow International CR, A.S.	Czech Republic
7.	Arrow International Investment Corp.	Delaware
8.	Arrow International, Inc.	Pennsylvania
9.	Arrow Interventional, Inc.	Delaware
10.	Arrow Medical Holdings B.V.	Netherlands
11.	Distribuidora Arrow, S.A. de C.V.	Mexico
12.	Eon Surgical Ltd.	Israel
13.	GF Holdings GmbH	Austria
14.	Hotspur Technologies, Inc.	Delaware
15.	Hudson Euro Co. S.a.r.l.	Luxembourg
16.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
17.	ICOR AB2	Sweden
18.	IH Holding LLC	Delaware
19.	Inmed Manufacturing Sdn. Bhd.	Malaysia
20.	Intavent Direct Ltd	UK
21.	Laboratories Pharmaceutiques Rusch France SARL	France
22.	LMA Medical Innovations Limited	Seychelles
23.	LMA Urology B.V.	Netherlands
24.	LMA Urology Limited	Seychelles
25.	LMA Urology Suisse SA	Switzerland
26.	Mal Tool & Engineering Limited	UK
27.	Medical Innovation B.V.	Netherlands
28.	Medical Service GmbH	Germany
29.	Osprey Insurance Company	Arizona
30.	Productos Aereos, S.A. de C.V.	Mexico
31.	Rusch Asia Pacific Sdn. Berhad[3]	Malaysia
32.	Rusch Austria GmbH	Austria
33.	Rusch Mexico, S.A. de C.V.	Mexico
34.	Rusch Uruguay Ltda.	Uruguay
35.	Rusch-Pilling Limited	Canada
36.	Saving Lives Limited	Seychelles
37.	Semprus BioSciences Corp.	Delaware

	Entity Name	Jurisdiction of Formation
38.	Simal SA	Belgium
39.	Sometec Holdings, S.A.S.	France
40.	Technology Development Corporation	Pennsylvania
41.	Technology Holding Company II	Delaware
42.	Technology Holding Company III	Delaware
43.	Teleflex Care Ltd.	Bermuda
44.	Teleflex Funding Corporation	Delaware
45.	Teleflex Health Ltd.	Bermuda
46.	Teleflex Holding Netherlands B.V.	Netherlands
47.	Teleflex Holding Singapore Pte. Ltd.	Singapore
48.	Teleflex Korea Ltd.	South Korea
49.	Teleflex Life Sciences	Ireland
50.	Teleflex Lux Holding S.a.r.l.	Luxembourg
51.	Teleflex Medical Asia Pte Ltd.[4]	Singapore
52.	Teleflex Medical Australia Pty Ltd[5]	Australia
53.	Teleflex Medical Brasil Servicos e Comercio de Produtos Medicos Ltda.	Brazil
54.	Teleflex Medical BV	Netherlands
55.	Teleflex Medical BVBA[6]	Belgium
56.	Teleflex Medical Canada Inc.[7]	Canada
57.	Teleflex Medical (Canada) Ltd[8]	Canada
58.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
59.	Teleflex Medical EDC BVBA[9]	Belgium
60.	Teleflex Medical Europe Limited	Ireland
61.	Teleflex Medical GmbH	Germany
62.	Teleflex Medical GmbH[10]	Switzerland
63.	Teleflex Medical Hellas s.a.[11]	Greece
64.	Teleflex Medical Incorporated[12]	California
65.	Teleflex Medical Japan, Ltd.[13]	Japan
66.	Teleflex Medical L.P.[14]	Canada
67.	Teleflex Medical New Zealand[15]	New Zealand
68.	Teleflex Medical Private Limited	India
69.	Teleflex Medical (Proprietary) Limited[16]	South Africa
70.	Teleflex Medical SAS[17]	France
71.	Teleflex Medical, S.A.[18]	Spain
72.	Teleflex Medical Sdn. Bhd.[19]	Malaysia
73.	Teleflex Medical s.r.l.	Italy
74.	Teleflex Medical, s.r.o.	Czech Republic
75.	Teleflex Medical, s.r.o.[20]	Slovakia

	Entity Name	Jurisdiction of Formation
76.	Teleflex Medical Trading (Shanghai) Company Ltd.	China
77.	Teleflex Medical Tuttlingen GmbH[21]	Germany
78.	Teleflex Swiss Holding GmbH	Switzerland
79.	TFX Automotive LTD[22]	UK
80.	TFX Aviation Inc.[23]	California
81.	TFX Beteiligungsverwaltungs GmbH	Germany
82.	TFX Development LLC	Delaware
83.	TFX Engineering Ltd.	Bermuda
84.	TFX Equities Incorporated	Delaware
85.	TFX Group Limited	UK
86.	TFX Grundstücks- und Beteiligungsverwaltungs GmbH & Co. KG	Germany
87.	TFX Holding GmbH	Germany
88.	TFX International Corporation	Delaware
89.	TFX International SAS[24]	France
90.	TFX Medical Wire Products, Inc.	Delaware
91.	TFX North America Inc.	Delaware
92.	TFX Scandinavia AB25	Sweden
93.	The Laryngeal Mask Company Limited	Cyprus
94.	The Laryngeal Mask Company Limited	Seychelles
95.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
96.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
97.	United Parts Driver Control Systems B.V.	The Netherlands
98.	VasoNova, Inc.	Delaware
99.	Vidacare Australia Pty Ltd	Australia
100.	Vidacare BV	Netherlands
101.	Vidacare Corporation[26]	Delaware
102.	Vidacare France SARL	France
103.	Vidacare (UK) Ltd	UK
104.	Willy Rusch GmbH	Germany
105.	Willy Rüsch + Seidel Medicalprodukte GmbH[27]	Germany
106.	WIRUTEC Rusch Medical Vertriebs GmbH	Germany
107.	Wolfe-Tory Medical, Inc.	Utah

1. Formerly 4045181 Canada Inc.

2. Formerly Steamer Holding AB

3. Formerly Inmed (Malaysia) Holdings Sdn. Berhad

4. Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.

5. Formerly LMA PacMed Pty Ltd

6. Formerly W. Pabisch NV

7. Formerly GFI Control Systems Inc.; Teleflex Holding Company Ltd.

8. Formerly Pilling Weck (Canada) Ltd.

9. Formerly Arrow International EDC NV

10. Formerly Arrow Swiss GmbH

11. Formerly Arrow Hellas A.E.E.

12. Formerly Hudson Respiratory Care Inc.

13. Formerly Arrow Japan, Ltd.

14. Formerly Pilling Weck Canada L.P.

15. Formerly LMA NZ Limited

16. Formerly Arrow Africa (Pty) Limited

17. Formerly Rusch Pilling S.A.

18. Formerly Rusch Medica Espana SA

19. Formerly Rusch Sdn. Berhad

20. Formerly Arrow Slovensko Piešt’any s.r.o.

21. Formerly KMedic Europe GmbH

22. Formerly S.J. Clark (Cables) Limited.

23. Formerly Telair International Incorporated and The Talley Corporation

24. Formerly Rusch International SA

25. Formerly TFX Controls AB

26. Formerly VidaCare Corporation

27. Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH

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